Exhibit (4)

                        AMENDMENT NO. 3

                  dated as of January 19, 1996

                               to

                        CREDIT AGREEMENT

                  dated as of November 2, 1993


          THIS AMENDMENT NO. 3 (this "Amendment"), dated as of January 19, 1996, among OWENS CORNING (formerly known as Owens-Corning Fiberglas Corporation), a Delaware corporation (the "Borrower"), the banks listed on the signature pages hereof (the "Banks"), and CREDIT SUISSE, as Agent (the "Agent") (with capitalized terms used herein and not otherwise defined herein having the meanings ascribed thereto in the Credit Agreement hereafter referred to),

                      W I T N E S S E T H:

          WHEREAS, the Borrower, the Banks and the Agent have entered into a Credit Agreement dated as of November 2, 1993 (the
"Credit Agreement");

          WHEREAS, the Borrower has requested, and the Banks and the Agent have agreed to, the amendments to the Credit Agreement set forth in this Amendment;

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, the Banks and the Agent agree as follows:

          1. Amendments. Upon and after this Amendment becomes effective, the Credit Agreement shall be amended as follows:

          (a)  Section 4.06(e) shall be amended by deleting
     "$42,000,000" and inserting in lieu thereof "$82,000,000".

          (b)  Section 4.06(g) shall be amended by deleting
     "$85,000,000" and inserting in lieu thereof "$135,000,000".

          (c) Section 4.08 shall be amended by inserting the following after the end of clause (j) thereof and prior to the word "and":

               ", (k) Investments consisting of Debt to which
          Section 4.06 does not apply by reason of the provisions of such Section or Guaranties to which Section 4.10 does not apply by reason of the provisions of such Section".

          (d) Section 4.08 shall be further amended by relettering the last clause thereof, presently clause (k), as clause (l).

          (e) The Credit Agreement shall be further amended by replacing all references therein to Section 4.08(k) with references to Section 4.08(l).

          (f)  Section 4.10(h) shall be amended (i) by deleting
     "$40,000,000" and inserting in lieu thereof "$80,000,000" and
     (ii) by deleting the following clause appearing at the end of such Section 4.10(h):

               "in each case in accordance with the terms and provisions of such Notes as in effect on the Amendment
          Effective Date of Amendment 1 to the Credit Agreement,"

     and inserting in lieu thereof the following:

               "in each case in accordance with the terms and provisions of certain of such Notes as in effect on the Amendment Effective Date of Amendment No. 1 to this Agreement and other of such Notes as issued after the Effective Date of Amendment No. 3 to this Agreement in order to further consummate the Jackson Transaction, as applicable,"

          (g) Section 4.10 shall be further amended by inserting the following after clause (h) thereof and prior to the word
     "and":

               "(i) Guaranties of (i) obligations of Affiliated Entities to manufacture and deliver goods in the ordinary course of business, or (ii) obligations of Affiliated Entities that are product warranties given in the ordinary course of business with respect to such goods, or are in the nature of, and not exceeding in general scope, product warranties that would otherwise be given in the ordinary course of business with respect to such goods, (j) Guaranties of up to $25,000,000 in aggregate outstanding principal amount of the India Project Debt,"

          (h) Section 4.10 shall be further amended by re-lettering the last clause thereof, presently clause (i), as clause (k).

          (i) The Credit Agreement shall be further amended by replacing all references therein to Section 4.10(i) with references to Section 4.10(k).

          (j) Section 4.10(k) (as relettered in accordance with this Amendment) shall be amended by deleting "$75,000,000" and inserting in lieu thereof "$100,000,000".

          (k) Section 10.01 shall be amended to add the following new definition in the appropriate alphabetical location:

               "'Affiliated Entity' means a Subsidiary, an Affiliate, or a Person that uses technology supplied by, or whose operations are supervised by, the Borrower or its Subsidiaries or Affiliates".

          (l) Section 10.01 shall be further amended by amending the definition of "Commitment Fee Rate" to read in its entirety as follows:

               "'Commitment Fee Rate' means (a) if the S&P Rating is not lower than BBB+ and the Moody's Rating is not lower than Baa1, 0.125%, (b) if the S&P Rating is lower than BBB+ or the Moody's Rating is lower than Baa1, but the S&P Rating is not lower than BBB and the Moody's Rating is not lower than Baa2, 0.150%, (c) if the S&P Rating is lower than BBB or the Moody's Rating is lower than Baa2, but the S&P Rating is not lower than BBB- and the Moody's Rating is not lower than Baa3, 0.200%, (d) if the S&P Rating is lower than BBB- or the Moody's Rating is lower than Baa3, but the S&P Rating is not lower than BB+ and the Moody's Rating is not lower than Ba1, 0.350% and (e) if the S&P Rating is lower than BB+ or the Moody's Rating is lower than Ba1, 0.500%."

          (m) Section 10.01 shall be further amended by adding the following definitions in the appropriate alphabetical location:

               "'India Joint Venture' means the entity or entities established in India by the Borrower and its joint venture partners to construct, own and operate a facility for the manufacture of glass fiber reinforcement products and of which the Borrower, directly or indirectly, owns at least 49% of the outstanding equity."

               "'India Project Debt' means Debt consisting of construction or term Debt incurred by the India Joint Venture in connection with the development, construction, and placement in service of a glass fiber reinforcement plant to be located in India."

          (n) Section 10.01 shall be further amended by amending the definition of "Letter of Credit Fee Rate" to read in its entirety as follows:

               "'Letter of Credit Fee Rate' means the sum of (a)
          (i) if the S&P Rating is not lower than BBB+ and the Moody's Rating is not lower than Baa1, 0.375%, (ii) if the S&P Rating is lower than BBB+ or the Moody's Rating is lower than Baa1, but the S&P Rating is not lower than BBB and the Moody's Rating is not lower than Baa2, 0.450%, (iii) if the S&P Rating is lower than BBB or the Moody's Rating is lower than Baa2, but the S&P Rating is not lower than BBB- and the Moody's Rating is not lower than Baa3, 0.500%, (iv) if the S&P Rating is lower than BBB- or the Moody's Rating is lower than Baa3, but the S&P Rating is not lower than BB+ and the Moody's Rating is not lower than Ba1, 0.875% or (v) if the S&P Rating is lower than BB+ or the Moody's Rating is lower than Ba1, 1.250%, plus (b) the applicable Utilization Fee."

          (o) Section 10.01 shall be further amended by amending the definition of "LIBOR Margin" to read in its entirety as follows:

               "'LIBOR Margin' means the sum of (a) (i) if the S&P Rating is not lower than BBB+ and the Moody's Rating is not lower than Baa1, 0.375%, (ii) if the S&P Rating is lower than BBB+ or the Moody's Rating is lower than Baa1, but the S&P Rating is not lower than BBB and the Moody's Rating is not lower than Baa2, 0.450%, (iii) if the S&P Rating is lower than BBB or the Moody's Rating is lower than Baa2, but the S&P Rating is not lower than BBB- and the Moody's Rating is not lower than Baa3, 0.500%, (iv) if the S&P Rating is lower than BBB- or the Moody's Rating is lower than Baa3, but the S&P Rating is not lower than BB+ and the Moody's Rating is not lower than Ba1, 0.875% or (v) if the S&P Rating is lower than BB+ or the Moody's Rating is lower than Ba1, 1.250%, plus (b) the applicable Utilization Fee."

          (p) Section 10.01 shall be further amended (i) by amending clause (j) of the definition of "Permitted Lien" to read in its entirety as follows:

               "(j) a Lien on accounts receivable (and proceeds thereof) constituting the interest of, or securing the obligations of the Borrower or any Subsidiary to, a purchaser of such accounts receivable or undivided interests therein;"

     (ii) by inserting after clause (s) of the definition of "Permitted Lien" and prior to the word "and" a new clause (t) to read in its entirety as follows:

               "(t) a Lien constituting a pledge, for purposes of securing the India Project Debt, of the stock or other equity interests owned by the Borrower, a Subsidiary or an Affiliate in (i) the India Joint Venture and/or (ii) any entity established for the sole purpose of owning all or any portion of the India Joint Venture;"

     and (iii) by re-lettering the last clause of such definition, currently clause (t), as clause (u).

          (q) The Credit Agreement shall be further amended by replacing all references therein to clause (t) of the definition of "Permitted Lien" with references to clause (u) of such definition.

          (r)  Section 10.01 shall be further amended by deleting
     "October 31, 1997" from the definition of "Termination Date" and inserting in lieu thereof "February 1, 1999".

          (s) Section 10.01 shall be further amended by amending the definition of "Utilization Fee" to read in its entirety as follows:

               "'Utilization Fee' means, at any time, (a) if the aggregate principal amount of Loans and Letter of Credit Participations outstanding exceeds 50% of the aggregate amount of Commitments at such time, (i) if the S&P Rating is greater than or equal to BBB- and the Moody's Rating is greater than or equal to Baa3, 0%, (ii) if the S&P rating is lower than BBB- or the Moody's Rating is lower than Baa3, but the S&P Rating is not lower than BB+ and the Moody's Rating is not lower than Ba1, 0.125% and
          (iii) if the S&P Rating is lower than BB+ or the Moody's Rating is lower than Ba1, 0.25% or (b) if the aggregate principal amount of Loans and Letter of Credit Participations outstanding does not exceed 50% of the aggregate amount of Commitments at such time, 0%."

          (t) Section 10.02 shall be amended by inserting the following at the end thereof:

               "Without limiting the generality of the foregoing, for purposes of establishing compliance with the financial covenants set forth in Article 4 hereof, if the Borrower or a Subsidiary makes a borrowing the proceeds of which are intended to be used for the repayment, on the same day, of another borrowing, the Borrower shall not be deemed to be not in compliance with a financial covenant solely by reason of the fact that for some period of time during such day both borrowings are outstanding, so long as the Borrower or such Subsidiary has irrevocably directed such repayment on such day, and such repayment actually occurs on such day."

          2. Effective Date. This Amendment shall become effective as of the date first above written upon the date (the "Effective Date") that the Agent shall have received (a) executed counterparts to this Amendment from the Borrower, the Agent and the Banks, (b) a certificate of the Secretary or an Assistant Secretary of the Borrower, dated the Effective Date, substantially in the form of Annex A hereto, to which shall be attached copies of the resolutions and by-laws referred to in such certificate, (c) a copy of the certificate of incorporation of the Borrower, certified as of a recent date by the Secretary of State or other appropriate official of the Borrower's jurisdiction of incorporation, (d) a good standing certificate with respect to the Borrower, issued as of a recent date by the Secretary of State or other appropriate official of the jurisdiction of the Borrower's incorporation, together with a telegram from such Secretary of State or other official, updating the information in such certificate; and (e) an opinion of the General Counsel of the Borrower, dated the Effective Date, in the form of Annex B hereto.

          3. Representations and Warranties. The Borrower represents and warrants to the Agent and the Banks as follows:

          (a) Power; Authorization. The Borrower has the corporate power, and has taken all necessary corporate action to authorize it, to execute, deliver and perform in accordance with its terms this Amendment and to perform in accordance with its terms the Credit Agreement as amended by this Amendment. This Amendment has been duly executed and delivered by the Borrower and is, and the Credit Agreement as amended by this Amendment is, a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms.

          (b) Required Approvals; Compliance with Law, etc. The execution, delivery and performance in accordance with its terms of this Amendment, and the performance in accordance with its terms of the Credit Agreement as amended by this Amendment, do not and will not (i) require any Governmental Approval or any consent or approval of the stockholders of the Borrower or of any Subsidiary other than consents and approvals that have been obtained and are listed on Schedule
     3.02 to the Credit Agreement, (ii) violate or conflict with, result in a breach of, or constitute a default under, (A) any Contract to which the Borrower or any Subsidiary is a party or by which any of them or any of their respective properties may be bound or (B) any Applicable Law or (iii) result in or require the creation of any Lien upon any assets of the Borrower or any Consolidated Subsidiary except for Liens, if any, in favor of the Agent and the Banks arising under Sections 1.12 and 8.06 of the Credit Agreement.

          4. Survival. Each of the foregoing representations and warranties shall be made at and as of the Effective Date. Each of the representations and warranties made under the Credit Agreement as amended by this Amendment (and including those made herein) shall survive to the extent provided in the Credit Agreement and not be waived by the execution and delivery of this Amendment, or any investigation by the Agent or the Banks or any of them.

          5. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York
(without giving effect to its choice of laws principles).

          6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          7. Reference to Agreement. From and after the Effective Date, each reference in the Credit Agreement to "this Agreement", "hereof", "hereunder" or words of like import, and all references to the Credit Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Credit Agreement as modified and amended by this Amendment.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the date first above written.

                              OWENS CORNING (formerly known as
                              Owens-Corning Fiberglas
                              Corporation)


                              By   /s/ Michael I. Miller
                                Name:  Michael I. Miller
                              Title:    Vice President & Treasurer


                              By           /s/ C. Jackson Snyder

                                Name:  C. Jackson Snyder
                                Title:    Assistant Treasurer

                              CREDIT SUISSE, as Agent and as a
                              Bank


                              By /s/ Christopher J. Eldin /s/ Thomas G. Muoio
                              Name:  Christopher J. Eldin  Thomas G. Muoio
                              Title:    Member of Senior Mgmt./  Associate


                              ABN AMRO BANK, N.V.,
                              BY ABN AMRO NORTH AMERICA, INC., AS
                              AGENT


                              By           /s/ J. M. Janovsky

                                Name:  J. M. Janovsky
                                Title:    Group Vice President

                              By           /s/ Kathryn C. Toth

                                Name:  Kathryn C. Toth
                                Title:    Vice President

                              THE BANK OF NEW YORK


                              By           /s/ Douglas Ober

                                Name:  Douglas Ober
                                Title:    Vice President


                              THE BANK OF NOVA SCOTIA


                              By          /s/ F. C. H. Ashby

                                Name:  F. C. H. Ashby
                                Title:    Senior Manager Loan Operations

                              BARCLAYS BANK PLC


                              By           /s/ Kevin Heraty

                                Name:  Kevin Heraty
                                Title:    Director

                              CHEMICAL BANK

                              By           /s/ Timothy J. Storms

                                Name:  Timothy J. Storms
                                Title:    Managing Director

                              CITIBANK, N.A.


                              By           /s/ Marjorie Futornick

                                Name:  Marjorie Futornick
                                Title:    Vice President

                              THE FIRST NATIONAL BANK OF CHICAGO


                              By           /s/ Robert L. Jackson

                                Name:  Robert L. Jackson
                                Title:    Authorized Agent

                              THE FUJI BANK, LIMITED


                              By           /s/ Peter L. Chinnici

                                Name:  Peter L. Chinnici
                                Title:    Joint General Manager


                              MELLON BANK, N.A.


                              By           /s/ Mark F. Johnston

                                Name:  Mark F. Johnston
                                Title:    Assistant Vice President

                              THE MITSUBISHI BANK, LTD.
                              (CHICAGO BRANCH)


                              By           /s/ Noboru Kobayashi

                                Name:  Noboru Kobayashi
                                Title:    Joint General Manager


                              THE NORTHERN TRUST COMPANY


                              By           /s/ S. Biff Bowman

                                Name:  S. Biff Bowman
                                Title:    Vice President



                              ROYAL BANK OF CANADA


                              By           /s/ Shelley Browne

                                Name:  Shelley Browne
                                Title:    Senior Manager


                              THE TORONTO-DOMINION BANK


                              By           /s/ Frederic B. Hawley

                                Name:
                                Title:


                              SUNTRUST BANK, ATLANTA (formerly
                              Trust Company Bank)


                              By           /s/ Christina T. LaVoy

                                Name:  Christina T. LaVoy
                                Title:    Banking Officer


                              By           /s/ Charles J. Johnson

                                Name:  Charles J. Johnson
                                Title:    Vice President

                              KREDIETBANK, N.V.


                              By           /s/ Robert Snauffer

                                Name:  Robert Snauffer
                                Title:    Vice President